Exhibit 99.1

Opexa Therapeutics Receives Favorable NASDAQ Determination

THE WOODLANDS, Texas--(BUSINESS WIRE)--June 9, 2009--Opexa Therapeutics, Inc. (NASDAQ: OPXA), a company developing a novel T-cell therapy for multiple sclerosis (MS) and a stem cell therapy for diabetes, today announced that on June 3, 2009, the Company received notice that the Listing Qualifications Staff of The NASDAQ Stock Market LLC (“NASDAQ”) has determined to grant the Company an extension to regain compliance with Listing Rule 5550(b)(1) (“Rule”) and continue the listing of the Company’s securities on The NASDAQ Capital Market. The Company’s continued listing on NASDAQ is subject to the condition that the Company provide written evidence of compliance with the $2.5 million stockholders’ equity requirement set forth in the Rule by no later than August 3, 2009 and demonstrate compliance in its periodic filing report for the quarter ending September 30, 2009. The Staff’s determination follows the Company’s previous disclosure on April 20, 2009 regarding its non-compliance with the minimum stockholders’ equity requirement.

While the Company believes it can satisfy the terms of the Staff’s determination, there can be no assurance that the Company will do so. In the event the Company does not, the Company may request a hearing before the NASDAQ Listing Qualifications Panel. Such request would stay any delist determination by the Staff and the Company’s securities would remain listed on NASDAQ pending a formal determination by the Panel.

About Opexa Therapeutics

Opexa Therapeutics develops and commercializes cell therapies to treat autoimmune diseases such as multiple sclerosis and diabetes. The Company is focused on autologous cellular therapy applications of its proprietary T-cell and stem cell therapies. The Company's lead product is Tovaxin, a T-cell therapy for multiple sclerosis that recently completed Phase IIb trials. The Company holds the exclusive worldwide license for adult multipotent stem cells derived from mononuclear cells of peripheral blood. The technology allows large quantities of monocyte-derived stem cells to be produced efficiently for use in autologous therapy, thus circumventing the threat of rejection. The Company is in preclinical development for diabetes mellitus. For more information, visit the Opexa Therapeutics website at www.opexatherapeutics.com.

Cautionary Statement Relating to Forward-Looking Information for the Purpose of "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding current or future financial performance and position, management's strategy, plans and objectives for future operations, plans and objectives for product development, plans and objectives for present and future clinical trials and results of such trials, plans and objectives for regulatory approval, litigation, intellectual property, product development, manufacturing plans and performance, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: the success of collaborative relationships, our ability to compete with larger, better financed pharmaceutical and biotechnology companies, new approaches to the treatment of our targeted diseases, our expectation of incurring continued losses, our uncertainty of developing a marketable product, our ability to raise additional capital to continue our treatment development programs, the success of our clinical trials, our ability to develop and commercialize products, our ability to obtain required regulatory approvals, our compliance with all Food and Drug Administration regulations, our ability to obtain, maintain and protect intellectual property rights for our products, the risk of litigation regarding our intellectual property rights, our limited manufacturing capabilities, our dependence on third-party manufacturers and value added resellers, our ability to hire and retain skilled personnel, our volatile stock price, and other risks detailed in our filings with the Securities and Exchange Commission. We assume no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

CONTACT:
Opexa Therapeutics, Inc.
Neil K. Warma, 281-719-3437
nwarma@opexatherapeutics.com